UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2009

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

Item 2.06  Material Impairments

On January 12, 2009, Polymer Group, Inc. (the “Company”) approved actions to reduce costs and strengthen the Company’s competitiveness during the current economic downturn, which downturn has negatively impacted certain of the Company’s industrial businesses. The Company approved a restructuring program in the Unites States that encompasses targeted headcount reductions, including reductions associated with the Company’s decision to exit its automotive business in early fiscal 2009. The Company expects to recognize employee severance and related cash costs of approximately $0.7 million during first quarter of fiscal 2009. The Company also expects to record a non-cash asset impairment charge of approximately $4.0 million to $4.5 million in the nonwovens segment associated with assets employed in the automotive business, which charge is expected to be recognized in the fourth quarter of fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: January 14, 2009	By:	/s/ Robert J. Kocourek
Robert J. Kocourek
Chief Financial Officer